EXHIBIT 99

CONTACT:          Thor Erickson – Investor Relations
(770) 989-3110

Laura Brightwell – Media Relations
(770) 989-3023

FOR IMMEDIATE RELEASE

Coca-Cola Enterprises Inc. Announces Special Shareowner Meeting
to Approve Pending Transaction with The Coca-Cola Company

ATLANTA, Aug 25, 2010 -- Coca-Cola Enterprises (NYSE: CCE) announced today that it has filed its definitive proxy statement/prospectus with the Securities and Exchange Commission (SEC) regarding its previously announced transaction with The Coca-Cola Company and has set the date for a special shareowner meeting to approve the transaction. Upon completion of the transaction, The Coca-Cola Company will own CCE's North American business. CCE's European operations will be owned by International CCE Inc., a new public company which will be split off and will acquire The Coca-Cola Company's bottling operations in Norway and Sweden. The new public company will be renamed Coca-Cola Enterprises, Inc. upon completion of the transaction.

The special meeting of shareowners will be held on October 1, 2010, at 8:30 a.m. EDT, at Cobb Energy Performing Arts Centre, 2800 Cobb Galleria Parkway, Atlanta, Georgia. Shareowners of record at the close of business on August 24, 2010, are entitled to vote their shares either in person or by proxy. CCE is mailing proxy materials to shareowners requesting their approval. The definitive proxy statement/prospectus can also be found on the SEC's website at www.sec.gov and on CCE's website at www.cokecce.com.

The transaction remains on track to close in the fourth quarter of 2010 and has moved forward in several key areas. CCE received positive notification from the European Commission in May and recently received a favorable private letter ruling from the Internal Revenue Service with respect to certain tax matters pertaining to the transaction. Key remaining steps include antitrust approvals in the United States and Canada, and shareowner approval.

ABOUT COCA-COLA ENTERPRISES

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands. For more information about our company, please visit our website at www.cokecce.com.

FORWARD-LOOKING STATEMENTS

Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission ("SEC"), including our most recent annual report on Form 10-K and subsequent SEC filings.

IMPORTANT ADDITIONAL TRANSACTION INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction and required shareowner approval, Coca-Cola Enterprises Inc. ("Company") has filed relevant materials with the SEC, including a proxy statement/prospectus contained in a Form S-4 registration statement, which is being mailed to the shareowners of the Company.

Shareowners of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement/prospectus, because they contain important information about the proposed transaction.

Shareowners may obtain a free copy of the proxy statement/prospectus and other documents filed by the Company at the SEC's website at www.sec.gov.Copies of the documents filed with the SEC by the Company are available free of charge on the Company's website at www.cokecce.com under the tab "Investor Relations" or by contacting the Investor Relations Department of the Company at 770-989-3246.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareowners in connection with the proposed transaction.Information regarding the interests of such directors and executive officers was included in the Company's Proxy Statement for its 2010 Annual Meeting of Shareowners filed with the SEC March 5, 2010 and a Form 10-K filed on February 12, 2010 and information concerning the participants in the solicitation is included in the proxy statement/prospectus relating to the proposed transaction.Each of these documents is available free of charge at the SEC's website at www.sec.gov and from the Company on its website or by contacting the Investor Relations Department at the telephone number above.